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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) May 03, 2001
                                                 ------------------------------


                                Hoenig Group Inc.
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)




       Delaware                          0-19619              13-3625520
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(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)        Identification No.)



Reckson Executive Park, 4 International Drive, Rye Brook, NY           10573
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(Address of principal executive offices)                             (Zip Code)



Registrants telephone number, including area code    914-935-9000
                                                  -----------------------------


                                       N/A
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(Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         On May 3, 2001, the Company issued a press release in the form attached hereto as Exhibit 99.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.


Item 99.          Press Release of the Company dated May 3, 2001.



                                page 3 of 4 pages



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                        Hoenig Group Inc.



                                        By: /s/ Fredric P. Sapirstein
                                           ------------------------------------
                                           Name: Fredric P. Sapirstein
                                           Title:  Chief Executive Officer


Date: /s/ May 3, 2001
     --------------------------------



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[HOENIG LOGO]


NEWS RELEASE

                                         For:         Hoenig Group Inc.
                                                      4 International Drive
                                                      Rye Brook, NY  10573


                                         Company
                                         Contact:     Fredric P. Sapirstein
                                                      (914) 935-9000

FOR IMMEDIATE RELEASE

HOENIG GROUP INC. REPORTS HIGHER EARNINGS BEFORE IMPAIRMENT CHARGES FOR THE QUARTER ENDED MARCH 31, 2001

Rye Brook, New York, May 3, 2001, Hoenig Group Inc., (NASDAQ SYMBOL HOEN) today reported financial results for the three-month period ended March 31, 2001.

Three Months Ended March 31, 2001

The Company's basic earnings per share increased 13.6% to $0.25 from $0.22, and diluted earnings per share increased 10% to $0.22 as compared to $0.20 in the first quarter 2000, excluding the impairment write-off of one of the Company's investments, as discussed below. Due to the impairment write-off, the Company incurred a net loss per share of ($0.44) both basic and diluted.

Operating revenues for the first quarter ended March 31, 2001 decreased 8.0% to $24.5 million, as compared to $26.6 million for the same period in 2000. Commission revenues decreased 4.7% to $22.3 million from $23.4 million in the first quarter 2000. The Company's U.S. brokerage revenues increased 4.5% in 2001 from the first quarter 2000, despite poor market conditions. However, this increase was more than offset by a decrease of 41.1% in international brokerage revenues due to difficult global capital markets. Investment management fees decreased 34.5% to $2.1 million for the three months ended March 31, 2001, as compared to $3.1 million for the same period in 2000.

Operating income for the first quarter 2001 decreased 36.5% to $1.6 million, as compared to $2.5 million for the first quarter 2000. This decrease is primarily attributable to declines in operating income from the Company's asset management operations and the Company's international brokerage operations. Operating income of the Company's domestic brokerage operations increased during the first quarter 2001, as compared to the same period in 2000.

As a result of a pre-tax impairment write-off of $9.2 million, the Company had a net investment loss of ($7.6) million in the first quarter 2001, as compared to net investment income of $0.6 million during the same period in 2000. The impairment write-off was of the Company's previously announced investment in InstiPro Group, Inc., a new business-to-business (B2B) on-line brokerage firm. Net investment income before the write-off was $1.7 million during the first quarter 2001. Included in net investment income is $0.7





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million, which represents the appreciation of market value of the Company's shares of the Hong Kong Exchange and Clearing Limited and the London Stock Exchange, and the realized gains on such shares sold during the quarter ended March 31, 2001. The Company values the Hong Kong and London shares at market.

The Company incurred a net loss for the quarter ended March 31, 2001 of ($3.5) million, as compared to net income of $1.8 million for the same period in 2000, due to the $5.5 million after tax write-off of the InstiPro investment. Net income for the first quarter 2001 before the write-off was $2.0 million, representing a 9.2% increase from the first quarter 2000.

At March 31, 2001, the Company had cash, U.S. government obligations, net accounts receivables and other investments of $52.3 million, as compared to $61.1 million as of December 31, 2000, and $51.3 million as of March 31, 2000.

For over thirty years, Hoenig Group Inc. has provided high quality trade execution, independent research and premier client service to professional money managers and alternative investment funds throughout the world. Hoenig Group Inc. operates through its brokerage subsidiaries in the United States, United Kingdom and Hong Kong. Hoenig Group's U.S. asset management subsidiary, Axe-Houghton Associates, Inc., provides investment management services to public and corporate employee benefit plans, investment partnerships and other institutional investors.

This press release contains forward-looking statements that relate to future plans, events and performance. These forward-looking statements involve risks and uncertainties. These risks and uncertainties are set forth in the Company's periodic reports and other filings with the Securities and Exchange Commission. Forward-looking statements reflect the Company's current views with respect to future events. Actual events and results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated.


Financial Data Three Months Ended March 31,


                                                    2001                2001(1)              2000
                                                    ----                -------              ----
Operating Revenues                               $24,499,192          $24,499,192        $26,614,544
Operating Income                                   1,617,357            1,617,357          2,548,748
Net Investment (Loss) Income and other            (7,592,034)           1,700,373            563,425
(Loss) Income before Income Taxes                 (5,974,677)           3,317,730          3,112,173
Net (Loss) Income                                 (3,471,229)           2,008,771          1,804,173
(Loss) Earnings Per Share (2)
    Basic                                            (.44)                 .25                .22
    Diluted                                          (.44)                 .22                .20
    Weighted average shares - Basic                7,906,795            7,906,795          8,174,541
    Weighted average shares - Diluted              7,906,795            9,008,293          9,055,846

(1) Financial data for March 2001 excluding the $9.2 million ($5.5million after tax) impairment write-off of the Company's investment in InstiPro Group, Inc.

(2) In computing per share amounts under a net loss, common stock equivalents are not included in the calculation as it would result in anti-dilution.